EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that it knows or has reason to believe that such information is accurate.

Dated: November 20, 2023

SEARCHLIGHT IV KOR, L.P. By: Searchlight Capital Partners IV GP AGG, LLC, its General Partner

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person

SEARCHLIGHT CAPITAL PARTNERS IV GP AGG, LLC

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person

SEARCHLIGHT CAPITAL PARTNERS IV GP, L.P. By: Searchlight Capital Partners IV GP, LLC, its General Partner

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person

SEARCHLIGHT CAPITAL PARTNERS IV GP, LLC

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person